Exhibit (h)(25)

AMENDMENT TO RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT FOR THE PURPOSE OF REMOVING SAVOS INVESTMENTS TRUST AND ITS SERIES

October 20, 2022

Frank Gecsedi

Chief Compliance Officer – DBX ETF Trust
DWS Investment Management Americas
875 Third Avenue
New York, NY 10022
Email: frank.gecsedi@db.com

John Millette
Secretary – DBX ETF Trust
DWS Investment Management Americas
100 Summer Street, 8th Floor

Boston, MA 02110

Email: john.millette@db.com

RE: Removal of Savos Investments Trust and its series from Fund of Funds Investment Agreement

Dear Sirs:

This letter will confirm an amendment (“Amendment”) to the agreement dated as of January 19, 2022, among GPS Funds I, GPS Funds II and Savos Investments Trust (“Acquiring Trusts”), each on behalf of its separate series listed on Schedule A, as amended from time to time, severally and not jointly (each, an “Acquiring Fund” and collectively the “Acquiring Funds”), and each of the Acquired Funds listed on Schedule B, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, the Acquiring Trusts and the Acquired Funds (collectively, the “Parties” and individually, a “Party”) entered into a Fund of Funds Investment Agreement dated as of January 19, 2022 (the “Agreement”);

WHEREAS, the Parties desire to terminate the Agreement as between Savos Investments Trust and the Acquired Funds pursuant to Section 5 of the Agreement; and

WHEREAS, the Parties desire to amend Schedule A of the Agreement to remove Savos Investment Trust and its separate series, Savos Dynamic Hedging Fund, as an Acquiring Fund pursuant to Section 5(b) of the Agreement; and

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WHEREAS, the Parties desire to amend Schedule B of the Agreement to reflect the addition and removal of several Acquired Funds as noted below; and

WHEREAS, Section 5(d) of the Agreement provides for the amendment or modification of the Agreement by a written document signed by an authorized representative of each Party in accordance with Section 4 of the Agreement;

NOW, THEREFORE, the Parties hereby agree as follows, effective as of the date hereof:

1.	This Amendment shall constitute notice of termination of the Agreement between Savos Investments Trust and the Acquired Funds Trust pursuant to Section 5(b) of the Agreement, effective as of October 20, 2022. For the avoidance of doubt, it is the intent of the Parties that the Agreement as between GPS Funds I and GPS Funds II and the Acquired Funds shall remain in full force and effect.

2.	In accordance with the forgoing, Schedule A that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached to this Amendment reflecting the deletion of the Savos Investments Trust and its separate series, the Savos Dynamic Hedging Fund.

3.	Schedule B of the Agreement is hereby deleted and replaced in its entirety with Schedule B attached to this Amendment to reflect the addition of the Xtrackers Net Zero Pathway Paris Aligned US Equity ETF, Xtrackers S&P 500 Growth ESG ETF, Xtrackers S&P 500 Value ESG ETF, Xtrackers S&P ESG Dividend Aristocrats ETF, and the deletion of the Xtrackers Eurozone Equity ETF and Xtrackers Japan JPX-Nikkei 400 Equity ETF.

4.	Except as modified by this Amendment, the Agreement shall otherwise remain in full force and effect.

5.	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form, and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date written above.

GPS Funds I, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:  /s/ Patrick Young

Name: Patrick Young

Title: Treasurer

GPS Funds II, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:  /s/ Patrick Young

Name: Patrick Young

Title: Treasurer

Savos Investments Trust, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:  /s/ Patrick Young

Name: Patrick Young

Title: Treasurer

DBX ETF Trust, on behalf of each of its series listed on Schedule B, severally and not jointly

By:  /s/ Freddi Klassen

Name: Freddi Klassen

Title: President and Chief Executive Officer

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SCHEDULE A

Acquiring Funds

GPS Funds I

GuideMark Large Cap Core Fund

GuideMark Emerging Markets Fund

GuideMark Small/Mid Cap Core Fund

GuideMark World ex-US Fund

GuideMark Core Fixed Income Fund

GPS Funds II

GuidePath Growth Allocation Fund

GuidePath Conservative Allocation Fund

GuidePath Tactical Allocation Fund

GuidePath Absolute Return Allocation Fund

GuidePath Multi-Asset Income Allocation Fund

GuidePath Flexible Income Allocation Fund

GuidePath Conservative Income Fund

GuidePath Income Fund

GuidePath Growth and Income Fund

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SCHEDULE B

Acquired Funds

DBX ETF Trust

Xtrackers Harvest CSI 300 China A-Shares ETF

Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF

Xtrackers MSCI China A Inclusion Equity ETF

Xtrackers MSCI All World ex US Hedged Equity ETF

Xtrackers MSCI EAFE Hedged Equity ETF

Xtrackers MSCI Emerging Markets Hedged Equity ETF

Xtrackers MSCI Europe Hedged Equity ETF

Xtrackers MSCI Eurozone Hedged Equity ETF

Xtrackers MSCI Germany Hedged Equity ETF

Xtrackers MSCI Japan Hedged Equity ETF

Xtrackers FTSE Developed ex US Multifactor ETF

Xtrackers Russell US Multifactor ETF

Xtrackers MSCI EAFE ESG Leaders Equity ETF

Xtrackers Emerging Markets Carbon Reduction and Climate Improvers ETF

Xtrackers MSCI Emerging Markets ESG Leaders Equity ETF

Xtrackers Bloomberg US Investment Grade Corporate ESG ETF

Xtrackers J.P. Morgan ESG Emerging Markets Sovereign ETF

Xtrackers J.P. Morgan ESG USD High Yield Corporate Bond ETF

Xtrackers International Real Estate ETF

Xtrackers MSCI All World ex US High Dividend Yield Equity ETF

Xtrackers MSCI EAFE High Dividend Yield Equity ETF

Xtrackers Low Beta High Yield Bond ETF

Xtrackers USD High Yield Corporate Bond ETF

Xtrackers High Beta High Yield Bond ETF

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Xtrackers MSCI Kokusai Equity ETF

Xtrackers S&P MidCap 400 ESG ETF

Xtrackers Russell 1000 US Quality at a Reasonable Price ETF

Xtrackers Municipal Infrastructure Revenue Bond ETF

Xtrackers Short Duration High Yield Bond ETF

Xtrackers S&P SmallCap 600 ESG ETF

Xtrackers S&P 500 ESG ETF

Xtrackers MSCI USA ESG Leaders Equity ETF

Xtrackers Net Zero Pathway Paris Aligned US Equity ETF

Xtrackers S&P 500 Growth ESG ETF

Xtrackers S&P 500 Value ESG ETF

Xtrackers S&P ESG Dividend Aristocrats ETF

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SCHEDULE C

Funds Excluded from Acquired Fund List

DBX ETF Trust

Xtrackers MSCI All China Equity ETF

Xtrackers Risk Managed USD High Yield ETF

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